UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) – (c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2019, Standard Motor Products, Inc. (the “Company”) issued a press release announcing the appointment of Nathan R. Iles as the Chief Financial Officer of the Company.  Mr. Iles succeeds James J. Burke as Chief Financial Officer, following Mr. Burke’s promotion in January 2019 to the position of Chief Operating Officer of the Company.

Mr. Iles, 43, most recently served as Vice President and Chief Financial Officer at UCI International Holdings, Inc. (“UCI”), an automotive aftermarket supplier of filtration, fuel delivery and cooling system products, from December 2016 to February 2019.  Prior to this position, Mr. Iles held various leadership positions at UCI, serving as the Chief Financial Officer of UCI’s ASC/Airtex Performance Pumps business from August 2015 to December 2016, and Vice President Corporate Finance of UCI-FRAM Auto Brands from July 2011 to August 2015.  Mr. Iles has also held finance and accounting positions at Sears Holdings Corporation and Deloitte & Touche.  Mr. Iles holds an MBA degree from the University of Chicago Booth School of Business, and a BBA degree from Eastern Kentucky University.  Mr. Iles is also a Certified Public Accountant.

In connection with his appointment, Mr. Iles will receive an annual base salary of $500,000, and he will be eligible to receive a pro-rated annual cash incentive award for 2019 with a target pay-out equal to 64% of his annual base salary.  In addition, subject to the approval of the Compensation and Management Development Committee of the Board of Directors, Mr. Iles will  receive under the Company’s 2016 Omnibus Incentive Plan a standard restricted stock award for 2,000 shares, a performance share award with a target amount of 2,000 shares, and a long-term retention restricted stock award for up to 2,500 shares.  Mr. Iles will also be eligible to receive relocation assistance and other benefits available to the Company’s executive officers generally, as outlined in the Company’s Proxy Statement, filed on April 16, 2019.

Mr. Iles will serve as Chief Financial Officer of the Company on an annual basis.  He will also serve on the Company’s senior leadership team.  There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with Mr. Iles’ appointment as Chief Financial Officer of the Company, and there are no arrangements or understandings between Mr. Iles and any other person pursuant to which he was selected as Chief Financial Officer of the Company.  Mr. Iles does not have a family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated September 16, 2019 announcing the appointment of Nathan R. Iles as Chief Financial Officer of Standard Motor Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Chief Operating Officer

Date: September 18, 2019

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 16, 2019 announcing the appointment of Nathan R. Iles as Chief Financial Officer of Standard Motor Products, Inc.